SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
--------------------------------------------------------------------------------
                                   FORM S-8/A
                                 Amendment No. 1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
--------------------------------------------------------------------------------
                       Telzuit Medical Technologies, Inc.
             (Exact Name of Registrant as Specified in its Charter)

            FLORIDA                                         01-0656115
(State or Other Jurisdiction of                          (I.R.S.  Employer
Incorporation or Organization)                           Identification  No.)

                          5422 Carrier Drive, Suite 306
                             Orlando, Florida 32819
                                 (407) 354-1222
                    (Address of Principal Executive Offices)

           Telzuit Medical Technologies, Inc. Equity Compensation Plan
                               (Full Title of Plan)

                                   Don Sproat
                          5422 Carrier Drive, Suite 306
                             Orlando, Florida 32819
                                 (407) 354-1222
                      (Name, Address, and Telephone Number,
                   Including Area Code, of Agent For Service)

                              Taylor Madison, Corp.
                           (Former name of Registrant)

                                                   CALCULATION OF REGISTRATION FEE

                                                                    PROPOSED MAXIMUM      PROPOSED MAXIMUM
                                                    AMOUNT TO BE    OFFERING PRICE PER   AGGREGATE OFFERING       AMOUNT OF
TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED   REGISTERED          SHARE(3)              PRICE(3)         REGISTRATION FEE
                                                     ----------         ---------            ------------      -----------------
Common Stock, $0.001 par value (1), (2)              2,024,000          $   5.425            $ 10,980,200        $  1,294.70

     (1) 2,024,000 shares of common stock to be registered are issuable, upon approval of the Board of Directors of Telzuit Medical Technologies, Inc. (the "Board"), under the Telzuit Medical Technologies, Inc. Equity Compensation Plan (the "Plan"). Except as set forth immediately below, the names of other selling security holders are not known at the time of filing this registration statement.

     - Donald Sproat, President, Chief Executive Officer and a Member of the Board, is eligible to resell 10,000 shares of common stock previously issued under the Plan, an additional 15,000 shares currently unissued but approved for issuance under the Plan, and an additional 200,000 shares of common stock currently unissued and subject to approval by the Board under the Plan.


     - James Tolan, Vice President and a Member of the Board, is eligible to resell 10,000 shares of common stock previously issued under the Plan, an additional 15,000 shares currently unissued but approved for issuance under the Plan, and an additional 200,000 shares of common stock currently unissued and subject to approval by the Board under the Plan.

     - Michael Vosch, Vice President and a Member of the Board, is eligible to resell 10,000 shares of common stock previously issued under the Plan, and an additional 15,000 shares currently unissued but approved for issuance under the Plan.

     - Warren Stowell, a Member of the Board, is eligible to resell 10,000 shares of common stock previously issued under the Plan, and an additional 15,000 shares currently unissued but approved for issuance under the Plan.

     - Jon Stemples, a Member of the Board, is eligible to resell 10,000 shares of common stock previously issued under the Plan, and an additional 15,000 shares currently unissued but approved for issuance under the Plan.

     - Chris Phillips, a Member of the Board, is eligible to resell 5,000 shares of common stock previously issued under the Plan, and an additional 15,000 shares currently unissued but approved for issuance under the Plan.


All such shares are calculated after the 1 for 31 reverse stock split effective on August 19, 2005.

     (2) Pursuant to Rule 416(a) under the Securities Act of 1933, this Registration Statement shall cover such additional securities as may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

     (3) Estimated pursuant to Rule 457(h) and 457(c) solely for purposes of calculating the registration fee based on the average of the high and low sale prices of the common stock on August 18, 2005 as reported by The OTC Bulletin Board. The offering price has been adjusted for 1 for 31 reverse stock split effective on August 19, 2005.

                                EXPLANATORY NOTE

This registration statement on Form S-8 of Telzuit Medical Technologies, Inc. (this "Registration Statement") has been prepared in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the "Securities Act"), to register up to 2,024,000 shares of common stock issuable under the Telzuit Medical Technologies, Inc. Equity Compensation Plan, which includes the registration for reoffer and resale of

     - Donald Sproat, President, Chief Executive Officer and a Member of the Board, is eligible to resell 10,000 shares of common stock previously issued under the Plan, an additional 15,000 shares currently unissued but approved for issuance under the Plan, and an additional 200,000 shares of common stock currently unissued and subject to approval by the Board under the Plan.

     - James Tolan, Vice President and a Member of the Board, is eligible to resell 10,000 shares of common stock previously issued under the Plan, an additional 15,000 shares currently unissued but approved for issuance under the Plan, and an additional 200,000 shares of common stock currently unissued and subject to approval by the Board under the Plan.

     - Michael Vosch, Vice President and a Member of the Board, is eligible to resell 10,000 shares of common stock previously issued under the Plan, and an additional 15,000 shares currently unissued but approved for issuance under the Plan.

     - Warren Stowell, a Member of the Board, is eligible to resell 10,000 shares of common stock previously issued under the Plan, and an additional 15,000 shares currently unissued but approved for issuance under the Plan.

     - Jon Stemples, a Member of the Board, is eligible to resell 10,000 shares of common stock previously issued under the Plan, and an additional 15,000 shares currently unissued but approved for issuance under the Plan.

     - Chris Phillips, a Member of the Board, is eligible to resell 5,000 shares of common stock previously issued under the Plan, and an additional 15,000 shares currently unissued but approved for issuance under the Plan.

     - up to 1,415,000 shares of our common stock that may be acquired in the future, upon approval of the Board, under this Registration Statement by participants in the Plan who are our "affiliates" as such term is defined in Rule 405 under the Securities Act of 1933, which shares constitute "control securities" as such term is defined in General Instruction C.1(a) of Form S-8 under the Securities Act. All such shares are calculated after the 1 for 31 reverse stock split effective on August 19, 2005.

The materials that follow Part I and precede Part II of this Registration Statement constitute a reoffer prospectus, prepared in accordance with the requirements of Part I of Form S-3, in accordance with General Instruction C of Form S-8.

                                     PART I
                            SECTION 10(A) PROSPECTUS

The documents containing the information specified in Part I of this Registration Statement will be sent or given to participants in the Plan as specified by Rule 428(b)(i) under the Securities Act. Such documents are not required to be, and are not being, filed by Telzuit Medical Technologies, Inc. with the Securities and Exchange Commission (the "SEC"), either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. Such documents, together with the documents incorporated by reference herein pursuant to Item 3 of Part II of this Registration Statement, constitute a prospectus that meets the requirements of
Section  10(a)  of  the  Securities  Act.

Throughout this Registration Statement, the words "Telzuit Medical," "we," "us," the "Company," the "Registrant," and "our" refer to Telzuit Medical Technologies, Inc. and its consolidated subsidiaries.

--------------------------------------------------------------------------------
REOFFER  PROSPECTUS
2,024,000  Shares
Telzuit  Medical  Technologies,  Inc.
Common  Stock
--------------------------------------------------------------------------------


This prospectus covers the reoffer and resale by the selling stockholders of up to 2,024,000 shares of our common stock that we have issued or that we may issue in the future to participants in the Telzuit Medical Technologies, Inc. Equity Compensation Plan (the "Plan"), including

     - Donald Sproat, President, Chief Executive Officer and a Member of the Board, is eligible to resell 10,000 shares of common stock previously issued under the Plan, an additional 15,000 shares currently unissued but approved for issuance under the Plan, and an additional 200,000 shares of common stock currently unissued and subject to approval by the Board under the Plan.

     - James Tolan, Vice President and a Member of the Board, is eligible to resell 10,000 shares of common stock previously issued under the Plan, an additional 15,000 shares currently unissued but approved for issuance under the Plan, and an additional 200,000 shares of common stock currently unissued and subject to approval by the Board under the Plan.

     - Michael Vosch, Vice President and a Member of the Board, is eligible to resell 10,000 shares of common stock previously issued under the Plan, and an additional 15,000 shares currently unissued but approved for issuance under the Plan.

     - Warren Stowell, a Member of the Board, is eligible to resell 10,000 shares of common stock previously issued under the Plan, and an additional 15,000 shares currently unissued but approved for issuance under the Plan.

     - Jon Stemples, a Member of the Board, is eligible to resell 10,000 shares of common stock previously issued under the Plan, and an additional 15,000 shares currently unissued but approved for issuance under the Plan.

     - Chris Phillips, a Member of the Board, is eligible to resell 5,000 shares of common stock previously issued under the Plan, and an additional 15,000 shares currently unissued but approved for issuance under the Pla

     - up to 1,415,000 shares of our common stock that may be acquired in the future, upon approval of the Board, under this Registration Statement by participants in the Plan who are our "affiliates" as such term is defined in Rule 405 under the Securities Act of 1933, which shares constitute "control securities" as such term is defined in General Instruction C.1(a) of Form S-8 under the Securities Act.

All such shares are calculated after the 1 for 31 reverse stock split effective on August 19, 2005.

Our common stock is traded under the symbol "TZMT" on The OTC Bulletin Board, a regulated provider of pricing and financial information for the over-the-counter
(OTC)  securities  markets.

The shares may be offered by the selling stockholders from time to time through or to brokers, in the over-the-counter market or otherwise at prices acceptable to the selling stockholders.

INVESTING  IN  OUR  COMMON  STOCK  INVOLVES RISKS. SEE "RISK FACTORS" ON PAGE 2.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

   The date of this prospectus is August 22, 2005, and amended on September 14,
                                      2005.

                                TABLE OF CONTENTS
                                                                         PAGE
                                                                         ----

WHERE YOU CAN FIND MORE INFORMATION                                        1

PROSPECTUS SUMMARY                                                         1

RISK FACTORS                                                               2

FORWARD-LOOKING STATEMENTS                                                10

USE OF PROCEEDS                                                           11

SELLING STOCKHOLDERS                                                      11

PLAN OF DISTRIBUTIONAND DETERMINATION OF SELLING PRICE                    13

DESCRIPTION OF SECURITIES                                                 15

LEGAL MATTERS                                                             15

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE                           15


YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN OR INCORPORATED BY REFERENCE INTO THIS DOCUMENT OR TO WHICH WE HAVE REFERRED YOU. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS DOCUMENT MAY ONLY BE USED WHERE IT IS LEGAL TO SELL THESE SECURITIES. THE INFORMATION IN THIS DOCUMENT MAY ONLY BE ACCURATE ON THE DATE OF THIS DOCUMENT.

"Telzuit Medical" and the Telzuit Medical logo are our trademarks. Other service marks, trademarks and trade names referred to in this prospectus are the property of their respective owners. As indicated in this prospectus, we have included market data and industry forecasts that were obtained from industry publications.

                       WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and under those requirements we file reports and other information with the Securities and Exchange Commission (the "SEC"). The SEC maintains a website on the Internet that contains reports, proxy and information statements and other information regarding registrants, including our company, that file electronically with the SEC. The SEC's website address is www.sec.gov. In addition, our filings with the SEC may be inspected and copied at the public reference facilities of the SEC located at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549; and at the SEC's regional offices at Citicorp Center, 500 West Madison Street, Room 1400,
Chicago, IL 60661, and at 233 Broadway, New York, NY 10279. Copies of our filings may also be obtained upon request and payment of the appropriate fee from the Public Reference Section of the SEC located at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549. The public may obtain information on the operation of the SEC's public reference facilities by calling the SEC at 1-800-SEC-0330.

You may also obtain a copy of any of our filings from us, at no cost, by writing or telephoning us at:

Don  Sproat,  President  and  Chief  Executive  Officer
5422  Carrier  Drive,  Suite  306
Orlando,  Florida  32819
(407)  354-1222


                               PROSPECTUS SUMMARY

This summary highlights key information contained elsewhere in, or incorporated by reference into, this prospectus. It may not contain all of the information that is important to you. You should read the entire prospectus, including "Risk Factors," our consolidated financial statements and the related notes thereto incorporated by reference into this prospectus and the other documents incorporated by reference into this prospectus or to which this prospectus refers, before making an investment decision. In this prospectus, the terms "Telzuit Medical," "we," "our" and "us" refer to Telzuit Medical Technologies, Inc. and its subsidiaries. The terms "fiscal year" and "FY" refer to the 52 weeks ended on June 30 of the year referenced, while the terms "calendar year" and "year" refer to the year ended December 31 of the year referenced.

OUR  COMPANY

Telzuit Medical is a company that has primarily focused on researching, developing and marketing ambulatory medical devices which monitor, measure, and record physiological signals generated by the body. Our initial product will be our "Bio-Patch Wireless Heart Monitor" ("Bio-Patch"), a 12-lead, wireless Holter heart monitor which measures, records, and transmits physiological signals associated with a patient's cardiovascular system. The Bio-Patch is attached to a patient's chest and consists of twelve (12) electrodes that are imbedded in a disposable bandage like strip. The Bio-Patch captures electrical impulses of the patient's heart and transmits this information to a cellular telephone-like device that the patient carries. This device, which we have developed as the Independence Unit, measures and records the electrical activity of the patient's heart. Every two (2) to four (4) hours, the recorded information is sent through cellular telephone towers, frame relay systems and switching stations. Ultimately, the recorded heart activity information is received by a computer or other device through which cellular or satellite communications can be transmitted, and then evaluated by a physician. We are developing an intranet type of communication network through which heart activity data is transmitted and believe it will be useful in implementing other wireless monitoring devices. We anticipate that we will start selling the devices in late 2005.

OUR  EXECUTIVE  OFFICES

We are a Florida corporation. Our principal executive offices are located at 5422 Carrier Drive, Suite 306, Orlando, Florida 32819 , and our telephone number is (407) 354-1222. We also have a website located at www.telzuit.com. The information that appears on our website is not a part of, and is not incorporated into, this prospectus.

                                  RISK FACTORS

An investment in our common stock involves a high degree of risk. Presented below are all the risks that management deems material to an investment in our common stock. You should carefully consider the risks described below, together with the other information contained in this prospectus, before making an investment decision. As a result of any of these risks our business, results of operations or financial condition may be adversely affected, and you may lose all or part of your investment in our common stock.

RISKS  RELATING  TO  OUR  COMPANY

WE  HAVE  A  LIMITED OPERATING HISTORY UPON WHICH YOU CAN EVALUATE OUR BUSINESS.

During the preceding twelve (12) months our operations have consisted primarily of research and development, establishment of a distribution system, and other organizational and startup activities relating to our yet to be introduced heart monitoring products. Our limited operating history will make it difficult, if not impossible, to predict future operating results and to assess the likelihood of our business success in considering an investment in our company. Risks and issues inherent in the establishment and expansion of a new business enterprise which we face include, among others, problems of entering new markets, marketing new technologies, hiring and training personnel, acquiring reliable facilities and equipment, and implementing operational controls. We are also subject to risks and or levels of risk that are often greater than those encountered by companies with established operations and relationships. Due to our limited operations, we may require significant capital from sources other than revenues from operations. Our management and employees will shoulder the burdens of the business operations and a workload associated with company growth and capitalization that is disproportionately greater than that for an established business. We cannot give you any assurance that we will successfully address these risks. Our prospects must be considered speculative, which may limit our ability to encourage further investment in our company.

WE HAVE NO REVENUES TO DATE AND HAVE ACCUMULATED LOSSES SINCE OUR INCEPTION. OUR CONTINUED INABILITY TO GENERATE REVENUES AND PROFITS COULD CAUSE US TO GO OUT OF BUSINESS.

We have no revenues to date and have accumulated losses since our inception. We have no commercial product sales or revenues to date, and do not anticipate that we will commence commercial sales of our heart monitoring products until late 2005 or early 2006. Once we commence marketing our heart monitoring products, we project that we will not be cash flow positive based solely on projected sales and service revenues less manufacturing, general and administrative, marketing expenses and other operating costs for an indefinite period of time. We anticipate that we will continue to incur substantial operating losses for the foreseeable future, notwithstanding any anticipated revenues we may receive when our products are initially introduced to markets, due to the significant costs associated with the development and marketing of our products and services.

WE MAY NOT BE ABLE TO IMPLEMENT OUR BUSINESS STRATEGIES WHICH COULD IMPAIR OUR ABILITY TO CONTINUE OPERATIONS

Implementation of our business strategies will depend in large part on our ability to (i) attract a significant number of customers; (ii) effectively introduce acceptable products and services to our customers; (iii) obtain adequate financing on favorable terms to fund our business strategies; (iv) maintain appropriate procedures, policies, and systems; (v) hire, train, and retain skilled employees; (vi) continue to operate with increasing competition in the medical industry; (vii) establish, develop and maintain name recognition; and (viii) establish and maintain beneficial relationships with third-party manufacturers and third party payors. Our inability to obtain or maintain any or all these factors could impair our ability to implement our business strategies successfully, which could have material adverse affect on our results of operations and financial condition.

WE MAY BE UNSUCCESSFUL IN MANAGING OUR GROWTH WHICH COULD PREVENT US FROM BECOMING PROFITABLE

While it may not be realized, we are planning for significant growth for the foreseeable future. Our growth may place a significant strain on our management, financial, and operating resources. Failure to manage this growth effectively could have a material adverse affect on our financial condition or results of operations. Part of our business strategy may be to acquire assets or other companies that will complement our existing business. We are unable to predict whether or when any material transaction will be completed should negotiations commence. If we proceed with any such transaction, we may not effectively integrate the acquired operations with our own operations. We may also seek to finance any such acquisition by debt financings or issuances of equity securities and such financing may not be available on acceptable terms or at all.

IF WE ARE UNABLE TO RAISE ADDITIONAL WORKING CAPITAL, WE WILL BE UNABLE TO FULLY FUND OUR OPERATIONS AND TO OTHERWISE EXECUTE OUR BUSINESS PLAN, LEADING TO THE REDUCTION OR SUSPENSION OF OUR OPERATIONS AND ULTIMATELY OUR GOING OUT OF BUSINESS.

As noted in the prior risk factor, we do not anticipate that we will commence commercial sales of our heart monitoring products until late 2005 or early 2006, and further anticipate that after such introduction we will continue to be cash flow negative due to our costs exceeding our revenues for an indefinite period of time. We believe that our currently available working capital will be sufficient to continue our business for at least the next twelve months. Should our costs and expenses prove to be greater than we currently anticipate, or should we change our current business plan in a manner that will increase or accelerate our anticipated costs and expenses, such as through an acquisition of new products, the depletion of our working capital would be accelerated. To the extent it becomes necessary to raise additional cash in the future as our current cash and working capital resources are depleted, we will seek to raise it through the public or private sale of debt or equity securities, the procurement of advances on contracts or licenses, funding from joint-venture or strategic partners, debt financing or short-term loans, or a combination of the foregoing. We may also seek to satisfy indebtedness without any cash outlay through the private issuance of debt or equity securities. We currently do not have any binding commitments for, or readily available sources of, additional financing. We cannot give you any assurance that we will be able to secure the additional cash or working capital we may require to continue our operations.

EVEN IF WE ARE ABLE TO RAISE ADDITIONAL FINANCING, WE MIGHT NOT BE ABLE TO OBTAIN IT ON TERMS THAT ARE NOT UNDULY EXPENSIVE OR BURDENSOME TO THE COMPANY OR DISADVANTAGEOUS TO OUR EXISTING SHAREHOLDERS.

Even if we are able to raise additional cash or working capital through the public or private sale of debt or equity securities, the procurement of advances on contracts or licenses, funding from joint-venture or strategic partners, debt financing or short-term loans, or the satisfaction of indebtedness without any cash outlay through the private issuance of debt or equity securities, the terms of such transactions may be unduly expensive or burdensome to the company or disadvantageous to our existing shareholders. For example, we may be forced to sell or issue our securities at significant discounts to market, or pursuant to onerous terms and conditions, including the issuance of preferred stock with disadvantageous dividend, voting or veto, board membership, conversion, redemption or liquidation provisions; the issuance of convertible debt with disadvantageous interest rates and conversion features; the issuance of warrants with cashless exercise features; the issuance of securities with anti-dilution provisions; and the grant of registration rights with significant penalties for the failure to quickly register. If we raise debt financing, we may be required to secure the financing with all of our business assets, which could be sold or retained by the creditor should we default in our payment obligations. We also might be required to sell or license our products or technologies under disadvantageous circumstances we would not otherwise consider, including granting licenses with low royalty rates and exclusivity provisions.

OUR PRODUCTS ARE HIGHLY REGULATED. WE WILL NOT BE ABLE TO INTRODUCE OUR PRODUCTS TO MARKET IF WE CANNOT OBTAIN THE NECESSARY REGULATORY APPROVALS. IF WE ARE UNABLE TO OBTAIN REGULATORY APPROVALS FOR OUR PRODUCTS IN SELECTED KEY MARKETS AT ALL OR IN A TIMELY MANNER, WE WILL NOT BE ABLE TO GROW AS QUICKLY AS EXPECTED, AND THE LOSS OF ANTICIPATED REVENUES WILL ALSO REDUCE OUR ABILITY TO FULLY FUND OUR OPERATIONS AND TO OTHERWISE EXECUTE OUR BUSINESS PLAN. OUR FAILURE TO RECEIVE THE REGULATORY APPROVALS IN THE UNITED STATES WOULD LIKELY CAUSE US TO GO OUT OF BUSINESS.

Our products will be medical devices that are subject to extensive regulation in the U.S. and in foreign countries where we plan to do business. Unless an exemption applies, each medical device that we wish to market in the U.S. must first receive either 510(k) clearance or premarket approval from the U.S. Food and Drug Administration (FDA). Either process can be lengthy and expensive. The FDA's 510(k) clearance process, also known as "premarket notification," is the process applicable to our current products. It usually takes from three to twelve months from the date the application is submitted and filed by the FDA, but may take significantly longer. Although we have obtained 510(k) clearances for our current products, our clearances may be revoked by the FDA if safety or effectiveness problems develop with the devices. The premarket approval process is a much more costly, lengthy and uncertain process. It generally takes from one to three years from the date the application is submitted and filed with the FDA, and may take even longer. Achieving premarket approval may take numerous clinical trials and require the filing of numerous amendments over time. The FDA has discretion at any time to request premarket approval applications from us and all manufacturers of similar devices. If the FDA calls for premarket approval applications, we will be required to submit and obtain approvals for such devices within a specified period of time determined by the FDA. If we fail to do so, we will not be allowed to continue marketing these products, which could cause our revenues to decline. If we are unable to obtain additional clearances or approvals needed to market existing or new products, or obtain such clearances or approvals in a timely fashion, it could adversely affect our revenues and profitability.

Modification to our marketed devices may require new 510(k) clearances or premarket approvals or require us to cease marketing or recall the modified devices until such clearances or approvals are obtained.

Any modification to an FDA cleared medical device that could significantly affect its safety or effectiveness, or that would constitute a major change in its intended use, requires a new FDA 510(k) clearance or possibly premarket approval. The FDA requires every manufacturer to make its own determination as to whether a modification requires a new 510(k) clearance or premarket approval, but the FDA may review and disagree with any such decision by the manufacturer. In the future, we may make modifications to our products after they have received FDA clearance or approval, and in appropriate circumstances, determine that new clearance or approval is unnecessary. The FDA may disagree with our decisions not to seek new clearance or approval and may require us to obtain 510(k) or premarket approval. If the FDA requires us to seek clearance or approval for any modifications to a previously cleared product, we may be required to cease marketing or recall the modified device until it obtains the necessary clearance or approval. Under these circumstances, we may also be subject to significant regulatory fines or other penalties.

If our suppliers fail to comply with the FDA's Quality System regulations, our manufacturing operations could be delayed, and our product sales and profitability could suffer.

The manufacturing processes for our products must comply with the FDA's Quality System regulation, which covers the methods and documentation of the design, testing, production, control, quality assurance, labeling, packaging, storage and shipping of our products. The FDA enforces the Quality System regulation through unannounced inspections. If we fail a Quality System regulation inspection or if our corrective action plan is not sufficient, the FDA may bring an enforcement action against us and our operations could be disrupted and our manufacturing delayed. If we fail to take adequate corrective action in response to any serious compliance issue raised by the FDA, it could face various enforcement actions, which could include a shut-down of our manufacturing operations and/or a recall of our products, which would cause our product sales and profitability to suffer.

Even after receiving FDA clearance or approval, our products may be subject to product recalls, which may harm our reputation.

The FDA and similar governmental authorities in other countries have the authority to make a mandatory recall or order the removal from the market of our products in the event of material deficiencies or defects in design, manufacture, or labeling of the device. A government mandated or voluntary recall by us could occur as a result of component failures, manufacturing errors or design defects, including labeling defects. Any recall of our products may divert managerial and financial resources and harm our business.

OUR BUSINESS IS SUBJECT TO RAPID SCIENTIFIC CHANGE, WHICH COULD HAVE A MATERIAL ADVERSE AFFECT ON OUR OPERATIONS.

The market for ambulatory medical products and services is characterized by rapid scientific developments, evolving industry standards and customer demands, and frequent new product introductions and enhancements. Our future success will depend in significant part on our ability to continually improve our offerings in response to both evolving demands of the marketplace and competitive product offerings, and we may be unsuccessful in doing so.

BECAUSE WE ARE NOT DIVERSIFIED, WE ARE SUBJECT TO A GREATER RISK OF GOING OUT OF BUSINESS SHOULD OUR SINGLE PROPOSED PRODUCT LINE FAIL.

The only business opportunities we are presently pursuing are the heart monitoring or ECG market and, later, using similar technology, the sleep apnea testing market. Unlike many established companies that are diversified, we do not presently have other businesses, properties, investments or other income producing assets upon which we could rely upon should our single product line fail, thereby increasing the risk of our going out of business.

WE SUBSTANTIALLY DEPEND UPON THIRD PARTIES FOR PAYMENT OF SERVICES, WHICH COULD HAVE A MATERIAL ADVERSE AFFECT ON OUR CASH FLOWS AND RESULTS OF OPERATIONS

Many of our customers will rely upon third party reimbursements from third party payors to cover all or a portion of the cost of our products. As such, we rely on the cooperation of numerous third party payers, including but not limited to Medicare, Medicaid and various insurance companies, in order to get paid for performing services on behalf of our clients. Wherever possible, the amount of such third party payments is governed by contractual relationships in cases where we are a participating provider for a specified insurance company or by established government reimbursement rates in cases where we are an approved provider for a government program such as Medicare. However, we do not have a contractual relationship with many of the insurance companies with whom we deal, nor are we necessarily able to become an approved provider for all government programs. In such cases, we are deemed to be a non-participating provider and there is no contractual assurance that we are able to collect the amounts billed to such insurance companies or government programs. Currently, we are not a participating provider with the majority of the insurance companies we bill for our services. Until such time as we become a participating provider with such insurance companies, there can be no contractual assurance that we will be paid for the services we bill to such insurance companies, and such third parties may change their reimbursement policies for non-participating providers in a manner that may have a material adverse affect on our ash flow or results of operations.

WE INTEND TO RELY UPON LICENSEES, STRATEGIC PARTNERS OR THIRD PARTY MARKETING AND DISTRIBUTION PARTNERS TO PROVIDE A SIGNIFICANT PART OF OUR MARKETING AND SALES FUNCTIONS. SHOULD THESE OUTSIDE PARTIES FAIL TO PERFORM AS EXPECTED, WE WILL NEED TO DEVELOP OR PROCURE OTHER MARKETING AND DISTRIBUTION CHANNELS, WHICH WOULD CAUSE DELAYS OR INTERRUPTIONS IN OUR PRODUCT SUPPLY AND RESULT IN THE LOSS OF SIGNIFICANT SALES OR CUSTOMERS.

We currently have no internal sales, marketing and distribution capabilities, and will rely extensively on third-party licensees, strategic partners or third party marketing and distribution companies to perform a significant part of those functions. As a consequence of that reliance, our ability to effectively market and distribute our products will be dependent in large part on the strength and financial condition of others, the expertise and relationships of those third-parties with customers, and the interest of those parties in selling and marketing our products. Prospective third-party licensees, strategic partners and marketing and distribution parties may also market and distribute the products of other companies. If our relationships with any third-party licensees, strategic partners or marketing and distribution partners were to terminate, we would need to either develop alternative relationships or develop our own internal sales and marketing forces to continue to sell our products. Even if we are able to develop our internal sales, marketing and distribution capabilities, these efforts would require significant cash and other resources that would be diverted from other uses, if available at all, and could cause delays or interruptions in our product supply to customers, which could result in the loss of significant sales or customers. We can give you no assurance that we will be successful in our efforts to engage licensees, strategic partners or third party marketing and distribution companies to meet our sales, marketing and distribution requirements.

WE INTEND TO RELY UPON THE THIRD-PARTY FDA-APPROVED MANUFACTURERS OR SUPPLIERS TO MANUFACTURE OUR HEART MONITORING PRODUCTS. SHOULD THESE MANUFACTURERS FAIL TO PERFORM AS EXPECTED, WE WILL NEED TO DEVELOP OR PROCURE OTHER MANUFACTURING SOURCES, WHICH WOULD CAUSE DELAYS OR INTERRUPTIONS IN OUR PRODUCT SUPPLY AND RESULT IN THE LOSS OF SIGNIFICANT SALES AND CUSTOMERS.

We currently have no internal manufacturing capability, and will rely extensively on FDA-approved licensees, strategic partners or third party contract manufacturers or suppliers. Should we be forced to manufacture our products, we cannot give you any assurance that we will be able to develop an internal manufacturing capability or procure third party suppliers. Moreover, we cannot give you any assurance that any contract manufacturers or suppliers we procure will be able to supply our product in a timely or cost effective manner or in accordance with applicable regulatory requirements or our specifications.

WE ARE DEPENDENT ON KEY PERSONNEL AND NEED TO HIRE ADDITIONAL QUALIFIED PERSONNEL. WERE WE TO LOSE ONE OR MORE OF THESE KEY EXECUTIVE OFFICERS, WE WOULD BE FORCED TO EXPEND SIGNIFICANT TIME AND MONEY IN THE PURSUIT OF A REPLACEMENT, WHICH WOULD RESULT IN BOTH A DELAY IN THE IMPLEMENTATION OF OUR BUSINESS PLAN AND THE DIVERSION OF WORKING CAPITAL.

Our success depends to a critical extent on the continued efforts of services of our executive management team comprised of Mr. Donald Sproat, our Chief Executive Officer and President, James Tolan, our Senior Vice President of Business Development, and Michael Vosch, our Senior Vice President of Product Development. The loss of the services of any of our executive officers or other key employees could have a material adverse affect on the business, results of operations and our financial condition. Our future success also depends on our continuing ability to attract and retain highly qualified technical and managerial personnel. We do not carry key person life insurance on any of our senior management personnel.

THE MARKET FOR OUR PRODUCTS AND SERVICES IS HIGHLY COMPETITIVE, WHICH COULD HAVE A MATERIAL ADVERSE AFFECT ON OUR BUSINESS, RESULTS OF OPERATIONS AND FINANCIAL CONDITION

The market for ambulatory medical devices is highly competitive and competition is expected to continue to increase. Many of our existing competitors have significantly greater financial, human, technical and marketing resources than we do. Our competitors may develop products and services that are superior to ours or that achieve greater market acceptance than our offerings. We may not be able to compete successfully against current and future sources of competition and competitive pressures faced by us may have a material adverse affect on our business, results of operations and financial condition. The market for medical monitoring products is characterized by rapidly changing technology, evolving industry standards, and price competition. There are no substantial barriers to entry, and we expect that competition will be intense and may increase. We cannot assure you that we will be able compete successfully with existing competitors or new competitors.

THE STEPS TAKEN BY US TO PROTECT OUR PROPRIETARY RIGHTS MAY NOT BE ADEQUATE, WHICH COULD HAVE A MATERIAL ADVERSE AFFECT ON OUR BUSINESS, RESULTS OF OPERATIONS AND FINANCIAL CONDITION

We rely on a combination of patent, patent pending, copyright, trademark and trade secret laws to protect our intellectual properties. We cannot give you any assurance that these measures will prove to be effective in protecting our intellectual properties. We also cannot give you any assurance that our existing patents will not be invalidated, that any patents that we currently or prospectively apply for will be granted, or that any of these patents will ultimately provide significant commercial benefits. Further, competing companies may circumvent any patents that we may hold by developing products which closely emulate but do not infringe our patents. While we intend to seek patent protection for our products in selected foreign countries, those patents may not receive the same degree of protection as they would in the United States. We can give you no assurance that we will be able to successfully defend our patents and proprietary rights in any action we may file for patent infringement. Similarly, we can give you any assurance that we will not be required to defend against litigation involving the patents or proprietary rights of others, or that we will be able to obtain licenses for these rights. Legal and accounting costs relating to prosecuting or defending patent infringement litigation may be substantial. We also rely on proprietary designs, technologies, processes and know-how not eligible for patent protection. We cannot give you any assurance that our competitors will not independently develop the same or superior designs, technologies, processes and know-how. While we have and will continue to enter into proprietary rights agreements with our employees and third parties giving us proprietary rights to certain technology developed by those employees or parties while engaged by our company, we can give you no assurance that courts of competent jurisdiction will enforce those agreements.

CONTINGENT  CLAIMS  OF  OUR  FORMER CHIEF EXECUTIVE OFFICER AND OTHER AFFILIATES

Focused  Strategies, Inc. v. Telzuit Technologies, LLC and Telzuit Technologies,
--------------------------------------------------------------------------------
Inc.  In November 2003, we removed Richard Krampe as our chief executive officer
----
due to disagreements over compensation issues. Mr. Krampe is employed by Focused Strategies, Inc. ("FSI"), a Florida Corporation which is owned and controlled by his brother, Mark Krampe. FSI entered into an agreement with us on March 16, 2001 through which Mr. Krampe agreed to provide consulting, marketing and other services. We have paid FSI approximately $85,000 under the agreement and additional amounts of approximately $650,000 are claimed by FSI to be owed which we have disputed. We also recently cancelled 7,227,082 Class A Units that, in our opinion, had been improperly issued to FSI for no consideration.

In response to this action, on December 23, 2003, FSI, MKCS, Inc., and Silent Services Corporation collectively filed a petition for involuntary bankruptcy against us pursuant to Chapter 7 of the United States Bankruptcy Code. All three (3) corporations who joined in filing the petition are owned and controlled by Mark Krampe. The three (3) corporations claimed that the Company collectively owed them the sum of approximately $408,000 for various services performed and that we were not able to pay these debts in the ordinary course of our business. These obligations had been previously disputed by us and contributed to the dismissal of Richard Krampe in November of 2003 as the Company's Chief Executive Officer and member of our Board of Directors. After further proceedings were held before the bankruptcy judge, the court, on February 12, 2004, ruled that the involuntary petition was filed by the Krampe controlled corporations in bad faith. The court, therefore, dismissed the action against us but retained jurisdiction to determine damages against the parties that were responsible for filing the bankruptcy petition. On June 1, 2004, the court awarded us approximately $25,000 in damages against the Krampe controlled corporations which represented the attorney's fees and costs of approximately $20,000 we incurred in this litigation and also $5,000 in punitive damages for the bad faith filing of the petition.

On June 8, 2005, Focused Strategies, Inc. filed a Complaint for Damages and Declaratory Relief in the Circuit Court of the Ninth Judicial Circuit in and for Orange County, Florida, entitled Focused Strategies, Inc. v. Telzuit Technologies, LLC and Telzuit Technologies, Inc., Case No. 48-2005-CA-004920-O.

In the complaint, Focused Strategies, Inc. seeks damages of $818,678 from Telzuit Technologies, LLC for alleged violation of an Engagement Agreement entered into on March 16, 2001. Telzuit Technologies, LLC is a Florida limited liability company which owns a majority of the issued and outstanding capital stock of Telzuit Medical. In addition, Focused Strategies, Inc. requests declaratory relief seeking (a) a determination as to the current ownership of Telzuit Technologies, LLC, (b) a determination as to the controlling ownership group of Telzuit Technologies, LLC, and (c) a determination as to the validity of the Share Exchange, dated May 6, 2005, between Telzuit Technologies, LLC, Taylor Madison Corp., et. al., providing for the transfer of all of the issued and outstanding capital stock of Telzuit Technologies, Inc. to Telzuit Medical Technologies, Inc., formerly Taylor Madison Corp., in exchange for capital stock of Telzuit Medical Technologies, Inc., formerly Taylor Madison.

The management of Telzuit Technologies, LLC, Telzuit Technologies, Inc., and Telzuit Medical Technologies, Inc., formerly Taylor Madison Corp., believe that Focused Strategies, Inc.'s claims are not substantiated by the facts and intend to defend their positions vigorously. Additionally, the law firm of Snyderburn, Rishoi & Swann has been retained by the parties to represent their interests in the lawsuit. In addition to asserting a number of defenses in response to the allegations made in the complaint, the Telzuit entities intend to prepare and file counter-claims and third party claims against Focused Strategies, Inc., Rick Krampe, the former Chief Executive Officer of Telzuit Technologies, LLC and other possible Krampe affiliates. These claims shall seek, in part, the cancellation of certain Class A Units of Membership Interests held by Focused Strategies, Inc. and damages of an undetermined amount against Focused
Strategies, Inc., Mr. Krampe and possible other Krampe affiliates for the misappropriation and waste of corporate funds and securities.

WE  MUST  ENHANCE OUR INTERNAL  NETWORK INFRASTRUCTURE TO MEET ADDITIONAL DEMAND

Our internal network infrastructure will be composed of a complex system of equipment and related monitoring services. Although rare, service interruptions originating within internal networks may occur in the future. We will need substantial financial, operational, and management resources to enhance these systems to handle a large number of users if we are to be successful. We cannot be certain that we will be able to accomplish this on a timely basis or at a commercially reasonable cost. If we fail to do so, our business, results of operations and financial condition could be materially and adversely affected.

OUR OPERATIONS AND SERVICES WILL BE VULNERABLE TO NATURAL DISASTERS, TELECOMMUNICATION FAILURES AND COMPUTER SERVICE FAILURES

Our operations and services will be vulnerable to fire, earthquakes, power loss, telecommunications failures, computer service failures, and similar events. Despite precautions taken by us, a natural disaster or other unanticipated problems could cause interruptions in the services that we plan to provide. Accordingly, any disruption of our services due to system failure could have a material and adverse effect on our business, results of operations and financial condition.

HEATH  CARE  REFORM

As a result of the escalation of health care costs and the inability of many individuals and employers to obtain affordable heath insurance, numerous proposals have been or may be introduced in the United States Congress and state legislatures. Further, other proposals are being considered relating to health care reform. Such proposals have included, among other things, provision of universal access to heath care, reforming the payment methodology for health care goods and services by both the public (Medicare and Medicaid) and private sectors, and methods to control or reduce public and private spending on health care. The ultimate timing or effect such reforms may have on us cannot be predicted and no assurance can be given that any such reforms will not have a material adverse effect on our revenues and/or earnings. Short-term cost containment initiatives may vary substantially from long-term reforms and may impact us in different ways.

RISKS  RELATING  TO  AN  INVESTMENT  IN  OUR  SECURITIES

OUR COMMON SHARES ARE SPORADICALLY OR "THINLY" TRADED, SO YOU MAY BE UNABLE TO SELL AT OR NEAR ASK PRICES OR AT ALL IF YOU NEED TO SELL YOUR SHARES TO RAISE MONEY OR OTHERWISE DESIRE TO LIQUIDATE YOUR SHARES

Our common shares have historically been sporadically or "thinly" traded, meaning that the number of persons interested in purchasing our common shares at or near ask prices at any given time may be relatively small or non-existent. This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company with limited operations such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without a material reduction in share price. We cannot give you any assurance that a broader or more active public trading market for our common shares will develop or be sustained, or that current trading levels will be sustained. Due to these conditions, we can give you no assurance that you will be able to sell your shares at or near ask prices or at all if you need money or otherwise desire to liquidate your shares.

THE MARKET PRICE FOR OUR COMMON SHARES IS PARTICULARLY VOLATILE GIVEN OUR STATUS AS A RELATIVELY UNKNOWN COMPANY WITH A SMALL AND THINLY-TRADED PUBLIC FLOAT, LIMITED OPERATING HISTORY AND LACK OF REVENUES OR PROFITS TO DATE FOR OUR NEWLY INTRODUCED PRODUCTS, WHICH COULD LEAD TO WIDE FLUCTUATIONS IN OUR SHARE PRICE. THE PRICE AT WHICH YOU PURCHASE OUR COMMON SHARES MAY NOT BE INDICATIVE OF THE PRICE THAT WILL PREVAIL IN THE TRADING MARKET. YOU MAY BE UNABLE TO SELL YOUR COMMON SHARES AT OR ABOVE YOUR PURCHASE PRICE, WHICH MAY RESULT IN SUBSTANTIAL LOSSES TO YOU. THE VOLATILITY IN OUR COMMON SHARE PRICE MAY SUBJECT US TO SECURITIES LITIGATION.

The market for our common shares is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. The volatility in our share price is attributable to a number of factors. First, we have relatively few common shares outstanding in the "public float" since most of our shares are held by a small number of shareholders. In addition, as noted above, our common shares are sporadically or thinly traded. As a consequence of this lack of liquidity, the trading of relatively small quantities of shares by our shareholders may disproportionately influence the price of those shares in either direction. The price for our shares could, for example, decline precipitously in the event that a large number of our common shares are sold on the market without commensurate demand, as compared to a seasoned issuer which could better absorb those sales without a material reduction in share price. Secondly, we are a speculative or "risky" investment due to our limited operating history and lack of revenues or profits to date, and uncertainty of future market acceptance for our products. As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a seasoned issuer. Additionally, in the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may in the future be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management's attention and resources. The following factors may add to the volatility in the price of our common shares: actual or anticipated variations in our quarterly or annual operating results; development of a distribution system; development of a successful marketing program; acceptance of our products and services as viable security and technology solutions; government regulations and approvals; our capital commitments; and additions or departures of our key personnel. Many of these factors are beyond our control and may decrease the market price of our common shares, regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for our common shares will be at any time, including as to whether our common shares will sustain their current market prices, or as to what effect that the sale of shares or the availability of common shares for sale at any time will have on the prevailing market price.

SINCE A SINGLE SHAREHOLDER CURRENTLY BENEFICIALLY OWNS THE MAJORITY OF OUR OUTSTANDING COMMON SHARES, THAT SINGLE SHAREHOLDER WILL RETAIN THE ABILITY TO CONTROL OUR MANAGEMENT AND THE OUTCOME OF CORPORATE ACTIONS REQUIRING SHAREHOLDER APPROVAL NOTWITHSTANDING THE OVERALL OPPOSITION OF OUR OTHER SHAREHOLDERS. THIS CONCENTRATION OF OWNERSHIP COULD DISCOURAGE OR PREVENT A POTENTIAL TAKEOVER OF OUR COMPANY THAT MIGHT OTHERWISE RESULT IN YOU RECEIVING A PREMIUM OVER THE MARKET PRICE FOR YOUR COMMON SHARES.

Telzuit Technologies, LLC owns a majority of our outstanding common shares. As a consequence of its controlling stock ownership position, Telzuit Technologies, LLC retains the ability to elect a majority of our board of directors or to remove any director, and thereby controls our management. Telzuit Technologies, LLC also has the ability to control the outcome of corporate actions requiring shareholder approval, including mergers and other changes of corporate control, going private transactions, and other extraordinary transactions. Telzuit Technologies, LLC actively evaluates potential modifications to our board of directors and management, and could make such modifications-or wholesale changes-at any time if deemed to be in the company's best interest.

THE SALE OF A LARGE AMOUNT OF COMMON SHARES HELD BY OUR SHAREHOLDERS OR OUR EXECUTIVE OFFICERS OR DIRECTORS, OR THE PERCEPTION THAT SUCH SALES COULD OCCUR, COULD SUBSTANTIALLY DEPRESS THE PREVAILING MARKET PRICES FOR OUR SHARES.

Our majority shareholder and certain other shareholders, Telzuit Technologies, LLC currently does not have the ability to sell common shares under Rule 144. As a consequence, we anticipate registering, pursuant to an SB-2 Registration Statement, 26,492,676 common shares held by Telzuit Technologies, LLC for resale to provide it with a mechanism to sell such shares on the public market in the future should it decide to do so. In addition, we anticipate registering, pursuant to an SB-2 Registration Statement, (a) 8,023,507 common shares issuable by the company with respect to the prospective conversion of 4,814,104 shares of Series A Convertible Preferred Stock, (b) 9,297,371 common shares issuable by the company with respect to the prospective exercise of 9,297,371 common share purchase warrants; and (c) 1,321,562 common shares issuable by the company with respect to the prospective exercise of 1,321,562 common share purchase warrants. All such shares are calculated after the 1 for 31 reverse stock split effective on August 19, 2005.

A LARGE NUMBER OF COMMON SHARES ARE ISSUABLE UPON CONVERSION OF OUR SERIES 'A' PREFERRED SHARES OR THE EXERCISE OF OUTSTANDING COMMON SHARE PURCHASE OPTIONS OR WARRANTS. THE CONVERSION OR EXERCISE OF THESE SECURITIES COULD RESULT IN THE SUBSTANTIAL DILUTION OF YOUR INVESTMENT IN TERMS OF YOUR PERCENTAGE OWNERSHIP IN THE COMPANY AS WELL AS THE BOOK VALUE OF YOUR COMMON SHARES. THE SALE OF A LARGE AMOUNT OF COMMON SHARES RECEIVED UPON THE CONVERSION OR EXERCISE OF THESE SECURITIES ON THE PUBLIC MARKET TO FINANCE THE EXERCISE PRICE OR TO PAY ASSOCIATED INCOME TAXES, OR THE PERCEPTION THAT SUCH SALES COULD OCCUR, COULD SUBSTANTIALLY DEPRESS THE PREVAILING MARKET PRICES FOR OUR SHARES.

Effective as of August 19, 2005, Telzuit Technologies, LLC converted 2,207,723 shares of Series B Preferred Stock to 26,492,676 common shares. In addition, there are currently outstanding as of August 19, 2005, (a) 4,814,104 series 'A' preferred shares each convertible into common share at the conversion rate of $.60 per share, (b) common share purchase options and warrants entitling the holders to purchase 1,321,562 common shares at an average exercise price of $.60 per share, including a number granted to directors, officers, employees and consultants, and (c) common share purchase options and warrants entitling the holders to purchase 9,297,371 common shares at an average exercise price of $.80 per share, including a number granted to directors, officers, employees and consultants. All such shares are calculated after the 1 for 31 reverse stock split effective on August 19, 2005. In the event of the conversion or exercise of these securities, you could suffer substantial dilution of your investment in terms of your percentage ownership in the company as well as the book value of your common shares. In addition, the holders of the common share purchase options or warrants may sell common shares in tandem with their exercise of those options or warrants to finance that exercise, or may resell the shares purchased in order to cover any income tax liabilities that may arise from their conversion or exercise of these securities.

NO  FORESEEABLE  DIVIDENDS

We do not anticipate paying dividends on our common shares in the foreseeable future. Rather, we plan to retain earnings, if any, for the operation and expansion of our business.

OUR ISSUANCE OF ADDITIONAL COMMON SHARES OR PREFERRED SHARES, OR OPTIONS OR WARRANTS TO PURCHASE THOSE SHARES, WOULD DILUTE YOUR PROPORTIONATE OWNERSHIP AND VOTING RIGHTS. OUR ISSUANCE OF ADDITIONAL PREFERRED SHARES, OR OPTIONS OR WARRANTS TO PURCHASE THOSE SHARES, COULD NEGATIVELY IMPACT THE VALUE OF YOUR INVESTMENT IN OUR COMMON SHARES AS THE RESULT OF PREFERENTIAL VOTING RIGHTS OR VETO POWERS, DIVIDEND RIGHTS, DISPROPORTIONATE RIGHTS TO APPOINT DIRECTORS TO OUR BOARD, CONVERSION RIGHTS, REDEMPTION RIGHTS AND LIQUIDATION PROVISIONS GRANTED TO THE PREFERRED SHAREHOLDERS, INCLUDING THE GRANT OF RIGHTS THAT COULD DISCOURAGE OR PREVENT THE DISTRIBUTION OF DIVIDENDS TO YOU, OR PREVENT THE SALE OF OUR ASSETS OR A POTENTIAL TAKEOVER OF OUR COMPANY THAT MIGHT OTHERWISE RESULT IN YOU RECEIVING A DISTRIBUTION OR A PREMIUM OVER THE MARKET PRICE FOR YOUR COMMON SHARES.

We are entitled under our certificate of incorporation to issue up to 100,000,000 common and 10,000,000 "blank check" preferred shares. Our board may generally issue those common and preferred shares, or options or warrants to purchase those shares, without further approval by our shareholders based upon such factors as our board of directors may deem relevant at that time. Any preferred shares we may issues shall have such rights, preferences, privileges and restrictions as may be designated from time-to-time by our board, including preferential dividend rights, voting rights, conversion rights, redemption rights and liquidation provisions. It is likely that we will be required to issue a large amount of additional securities to raise capital to further our development and marketing plans. It is also likely that we will be required to issue a large amount of additional securities to directors, officers, employees and consultants as compensatory grants in connection with their services, both in the form of stand-alone grants or under our various stock plans. We cannot give you any assurance that we will not issue additional common or preferred shares, or options or warrants to purchase those shares, under circumstances we may deem appropriate at the time.

THE ELIMINATION OF MONETARY LIABILITY AGAINST OUR DIRECTORS, OFFICERS AND EMPLOYEES UNDER OUR CERTIFICATE OF INCORPORATION AND THE EXISTENCE OF INDEMNIFICATION RIGHTS TO OUR DIRECTORS, OFFICERS AND EMPLOYEES MAY RESULT IN SUBSTANTIAL EXPENDITURES BY OUR COMPANY AND MAY DISCOURAGE LAWSUITS AGAINST OUR DIRECTORS, OFFICERS AND EMPLOYEES.

Our certificate of incorporation contains provisions which eliminate the liability of our directors for monetary damages to our company and shareholders to the maximum extent permitted under Florida corporate law. Our bylaws also require us to indemnify our directors to the maximum extent permitted by Florida corporate law. We may also have contractual indemnification obligations under our agreements with our directors, officers and employees. The foregoing indemnification obligations could result in our company incurring substantial expenditures to cover the cost of settlement or damage awards against directors, officers and employees, which we may be unable to recoup. These provisions and resultant costs may also discourage our company from bringing a lawsuit against directors, officers and employees for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our shareholders against our directors, officers and employees even though such actions, if successful, might otherwise benefit our company and shareholders.

                           FORWARD-LOOKING STATEMENTS

In this prospectus we make a number of statements, referred to as "forward-looking statements", which are intended to convey our expectations or predictions regarding the occurrence of possible future events or the existence of trends and factors that may impact our future plans and operating results.

These forward-looking statements are derived, in part, from various assumptions and analyses we have made in the context of our current business plan and information currently available to us and in light of our experience and perceptions of historical trends, current conditions and expected future developments and other factors we believe to be appropriate in the circumstances. You can generally identify forward-looking statements through words and phrases such as "seek", "anticipate", "believe", "estimate", "expect", "intend", "plan", "budget", "project", "may be", "may continue", "may likely result", and similar expressions. When reading any forward looking statement you should remain mindful that actual results or developments may vary substantially from those expected as expressed in or implied by that statement for a number of reasons or factors, such as those relating to:

- the success of our research and development activities, the development of a viable commercial production model, and the speed with which regulatory authorizations and product launches may be achieved;

- whether or not a market for our products develops and, if a market develops, the pace at which it develops;

-  our  ability  to  successfully  sell  our  products  if  a  market  develops;

- our ability to attract the qualified personnel to implement our growth strategies;

-  our  ability  to  develop  sales,  marketing  and  distribution capabilities;

- our ability to obtain reimbursement from third party payers for the products that we sell;

-  the  accuracy  of  our  estimates  and  projections;

-  our  ability  to  fund  our  short-term  and  long-term  financing  needs;

-  changes  in  our  business  plan  and  corporate  strategies;  and

- other risks and uncertainties discussed in greater detail in the sections of this prospectus, including those captioned "Risk Factors" and "Plan of Operation".

Each forward-looking statement should be read in context with, and with an understanding of, the various other disclosures concerning our company and our business made elsewhere in this prospectus as well as other public reports filed with the United States Securities and Exchange Commission (the "SEC"). You should not place undue reliance on any forward-looking statement as a prediction of actual results or developments. We are not obligated to update or revise any forward-looking statement contained in this prospectus to reflect new events or circumstances unless and to the extent required by applicable law.


                                 USE OF PROCEEDS

We will not receive any of the proceeds from the sale of shares covered by this reoffer prospectus. The selling stockholders will pay any underwriting discounts, commissions and expenses for brokerage, or any other expenses they incur in disposing of the shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this reoffer prospectus.


                              SELLING STOCKHOLDERS

2,024,000 shares of common stock to be registered are issuable under the Plan. Except as set forth immediately below, the names of other selling security holders are not known at the time of filing this registration statement.

     - Donald Sproat, President, Chief Executive Officer and a Member of the Board, is eligible to resell 10,000 shares of common stock previously issued under the Plan, an additional 15,000 shares currently unissued but approved for issuance under the Plan, and an additional 200,000 shares of common stock currently unissued and subject to approval by the Board under the Plan.

     - James Tolan, Vice President and a Member of the Board, is eligible to resell 10,000 shares of common stock previously issued under the Plan, an additional 15,000 shares currently unissued but approved for issuance under the Plan, and an additional 200,000 shares of common stock currently unissued and subject to approval by the Board under the Plan.

     - Michael Vosch, Vice President and a Member of the Board, is eligible to resell 10,000 shares of common stock previously issued under the Plan, and an additional 15,000 shares currently unissued but approved for issuance under the Plan.

     - Warren Stowell, a Member of the Board, is eligible to resell 10,000 shares of common stock previously issued under the Plan, and an additional 15,000 shares currently unissued but approved for issuance under the Plan.

     - Jon Stemples, a Member of the Board, is eligible to resell 10,000 shares of common stock previously issued under the Plan, and an additional 15,000 shares currently unissued but approved for issuance under the Plan.

     - Chris Phillips, a Member of the Board, is eligible to resell 5,000 shares of common stock previously issued under the Plan, and an additional 15,000 shares currently unissued but approved for issuance under the Plan.

All such shares are calculated after the 1 for 31 reverse stock split effective on August 19, 2005.

Offers and sales by selling stockholders of any such shares issued in the future to participants in the Plan who are our "affiliates" (as such term is defined in Rule 405 under the Securities Act) are also covered by this prospectus. The selling stockholders are (a) Donald Sproat, (b) James Tolan, (c) Michael Vosch,
(d) Warren Stowell, (e) Jon Stemples, (f) Chris Phillips, and (g) our current and future officers, directors, employees and consultants who have received or will in the future receive shares of our common stock under the Plan. The selling stockholders may from time to time resell all, a portion, or none of the shares of our common stock covered by this prospectus. The following table sets forth information as of September 15, 2005 with respect to the beneficial ownership of our common stock by each selling stockholder whose identity is known as of the date of this prospectus and the number of shares of our common stock held by such selling stockholder as of the date of this prospectus that are covered by this prospectus. The address for each executive officer, director and employee listed below is c/o Telzuit Medical Technologies, Inc., 5422 Carrier Drive, Suite 306, Orlando, Florida 32819.

                                                                                                              PERCENTAGE OF COMMON
                                                            NUMBER OF     NUMBER OF SHARES                    STOCK BENEFICIALLY
                                                            SHARES        OWNED AS OF THE DATE  NUMBER OF     OWNED AFTER ALL
                                                            OWNED PRIOR   OF THIS PROSPECTUS    SHARES        CURRENTLY OWNED
                                                            TO SALES      THAT MAY BE OFFERED   COVERED BY    SHARES COVERED BY THIS
                                                            UNDER THIS    UNDER THIS            THIS          PROSPECTUS ARE RESOLD
NAME                                                        PROSPECTUS    PROSPECTUS            PROSPECTUS    (7)
EXECUTIVE OFFICERS AND DIRECTORS:
Donald Sproat(1)
President, Chief Executive Officer and
 Member of the Board of Directors                             1,852,750      10,000                 (6)               5.5%
James P. Tolan (2)
 Senior Vice President and Member of the Board of Directors   1,556,554      10,000                 (6)               4.6%
Michael Vosch (3)
 Senior Vice President and Member of the Board of Directors   6,509,116      10,000                 (6)             19.35%
Jon Stemples, Member of the Board of Directors (4)               73,180      10,000                 (6)          Less than 1%
Warren Stowell, Member of the Board of Directors                 10,000      10,000                 (6)          Less than 1%
Chris Phillips (5)                                              620,214       5,000                 (6)               1.8%

(1) Includes (a) 1,790,100 common shares indirectly owned by Donald Sproat through ownership of Telzuit Technologies, LLC, and (b) 52,650 common shares indirectly owed by Thomas Sproat, the brother of Donald Sproat, through Telzuit Technologies, LLC.

                                       12

(2) Includes (a) 1,405,229 common shares owned indirectly by James P. Tolan through ownership of Telzuit Technologies, LLC, (b) 15,795 common shares owned indirectly by Brian F. Tolan, the brother of James P. Tolan, through ownership of Telzuit Technologies, LLC, (c) 10,530 common shares owned indirectly by Patrick Tolan, the brother of James P. Tolan, through ownership of Telzuit Technologies, LLC, (d) 62,500 common shares underlying Series A Preferred Stock of the company owned by Shawn Tolan, the brother of James P. Tolan, and (e) 62,500 common shares underlying Series A Preferred Stock of the company owned by Martin Tolan, the brother of James P. Tolan.

(3) Includes 6,499,116 common shares owned indirectly by Michael Vosch through ownership of Telzuit Technologies, LLC.

(4) Includes 63,180 common shares owned indirectly by John Stemples through ownership of Telzuit Technologies, LLC.

(5) Includes (a) 225,000 common shares directly owned by FAMALOM, LLC, an entity in which Chris Phillips has an ownership interest, (b) 15,107 common shares directly owned by Midtown Partners & Co., LLC, an entity in which Chris Phillips has an ownership interest, (c) 95,107 common shares underlying warrants held by Midtown Partners & Co., LLC, an entity in which Chris Phillips has an ownership interest, and (d) 280,000 common shares underlying warrants held by FAMALON, LLC, an entity in which Chris Phillips has an ownership interest. Chris Phillips disclaims beneficial ownership of these securities except to the extent of his pecuniary interest therein, and the inclusion of these shares in this report shall not be deemed an admission of beneficial ownership of all of the reported shares for purposes of Section 16 or for any other purpose.

(6) In addition to shares currently issued that are covered by this prospectus set forth in the second column opposite the names of selling stockholders in the table above, (a) up to 215,000 shares of our common stock that may be acquired in the future by Donald Sproat under the Plan, who is our "affiliate" as such term is defined in Rule 405 under the Securities Act of 1933, which shares constitute "control securities" as such term is defined in General Instruction C.1(a) of Form S-8 under the Securities Act, (b) up to 215,000 shares of our common stock that may be acquired in the future by James Tolan under the Plan, who is our "affiliate" as such term is defined in Rule 405 under the Securities Act of 1933, which shares constitute "control securities" as such term is defined in General Instruction C.1(a) of Form S-8 under the Securities Act, (c) up to 15,000 shares of our common stock that may be acquired in the future by Michael Vosch under the Plan, who is our "affiliate" as such term is defined in Rule 405 under the Securities Act of 1933, which shares constitute "control securities" as such term is defined in General Instruction C.1(a) of Form S-8 under the Securities Act, (d) up to 15,000 shares of our common stock that may be acquired in the future by Jon Stemples under the Plan, who is our "affiliate" as such term is defined in Rule 405 under the Securities Act of 1933, which shares constitute "control securities" as such term is defined in General Instruction C.1(a) of Form S-8 under the Securities Act, (e) up to 15,000 shares of our common stock that may be acquired in the future by Warren Stowell under the Plan, who is our "affiliate" as such term is defined in Rule 405 under the Securities Act of 1933, which shares constitute "control securities" as such term is defined in General Instruction C.1(a) of Form S-8 under the Securities Act, (f) up to 15,000 shares of our common stock that may be acquired in the future by Chris Phillips under the Plan, who is our "affiliate" as such term is defined in Rule 405 under the Securities Act of 1933, which shares constitute "control securities" as such term is defined in General Instruction C.1(a) of Form S-8 under the Securities Act and (g) up to an additional 1,415,000 shares of our common stock that we may issue in the future to participants in the Plan who are our "affiliates" (as such term is defined in Rule 405 under the Securities Act ) are covered by this prospectus. The number of additional shares to be issued under the Plan in the future, the identity of the recipients of such additional shares and the determination of whether any such recipient is an affiliate of ours are subject a number of factors that are not yet determinable.

(7) Calculation does not include unexercised non-voting warrants currently outstanding.

            PLAN OF DISTRIBUTION AND DETERMINATION OF OFFERING PRICE

The shares of common stock covered by this prospectus are being registered by us for the account of the selling stockholders.

The shares of common stock offered by this prospectus may be sold from time to time directly by or on behalf of the selling stockholders in one or more transactions on any stock exchange on which the common stock may be listed at the time of sale, in the over-the-counter market, in privately negotiated transactions, or through a combination of these methods. The selling stockholders may sell shares through one or more agents, brokers or dealers or directly to purchasers. These brokers or dealers may receive compensation in the form of commissions, discounts or concessions from the selling stockholders and/or purchasers of the shares, or both. Compensation as to a particular broker or dealer may be in excess of customary commissions. The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale or non-sale related transfer. If a selling stockholder is an employee, officer or director of the Company, he or she will be subject to the Company's policies concerning trading and other transactions in the Company's securities.

The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market prices, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in one or more transactions, which may involve crosses or block transactions, including:

- on any stock exchange on which the common stock may be listed at the time of sale
-    in the over-the-counter market;
- in transactions otherwise than on an exchange or in the over-the-counter market;
- through the writing of options (including the issuance by the selling stockholders of derivative securities), whether the options or these other derivative securities are listed on an options or other exchange or otherwise;
-    through the settlement of short sales; or
-    any combination of the foregoing.

In connection with the sale of shares, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares in the course of hedging the positions they assume. The selling stockholders may also sell the shares short and deliver these shares to close out short positions, or loan or pledge the shares to broker-dealers or other financial institutions that in turn may sell these shares. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions that require the delivery to the broker-dealer or other financial institution of the shares, which the broker-dealer or other financial institution may resell pursuant to this prospectus, or enter into transactions in which a broker-dealer makes purchases as a principal for resale for its own account or through other types of transactions.

In connection with their sales, a selling stockholder and any participating broker or dealer may be deemed to be "underwriters" within the meaning of the Securities Act, and any commissions they receive and the proceeds of any sale of shares may be deemed to be underwriting discounts or commissions under the Securities Act. A selling stockholder who is deemed to be an "underwriter" within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M. Regulation M may limit the timing of purchases and sales of shares of our common stock by the selling stockholders and any other person. Furthermore, Regulation M may restrict, for a period of up to five business days prior to the commencement of the distribution, the ability of any person engaged in a distribution of shares of our common stock to engage in market-making activities with respect to these shares. All of the foregoing may affect the marketability of shares of our common stock and the ability of any person or entity to engage in market-making activities with respect to shares of our common stock.

To the extent required, the shares to be sold, the names of the persons selling the shares, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is a part.

     We are bearing all of the fees and expenses relating to the registration of the shares of common stock. Any underwriting discounts, commissions or other fees payable to broker-dealers or agents in connection with any sale of the shares will be borne by the selling stockholders. In order to comply with certain states' securities laws, if applicable, the shares may be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states, the shares may not be sold unless the shares have been registered or qualified for sale in such state, or unless an exemption from registration or qualification is available and is obtained and complied with. Sales of the shares must also be made by the selling stockholders in compliance with all other applicable state securities laws and regulations.

     In addition to any shares sold hereunder, selling stockholders may sell shares of common stock in compliance with Rule 144. There is no assurance that the selling stockholders will sell all or a portion of the stock being offered hereby.

     The selling stockholders may agree to indemnify any broker-dealer or agent that participates in transactions involving sales of the shares against certain liabilities in connection with the offering of the shares arising under the Securities Act.

     We have notified the selling stockholders of the need to deliver a copy of this prospectus in connection with any sale of the shares.

                            DESCRIPTION OF SECURITIES
CAPITAL  STRUCTURE

     Our authorized capital consists of 100,000,000 shares of common stock, par value $.001 per share, par value $.001 per share, and 10,000,000 shares of preferred stock, par value $.001 per share. The selling securityholders are offering common stock hereunder. Subject to the rights, preferences, and designations of preferred stockholders, common stockholders: (a) have general ratable rights to dividends from funds legally available therefore, when, as and if declared by the board of directors; (b) are entitled to share ratably in all of our assets available for distribution to stockholders upon liquidation, dissolution or winding up of our affairs; (c) do not have preemptive, subscription or conversion rights, nor are there any redemption or sinking fund provisions applicable thereto; and (d) are entitled to one vote per share on all matters on which stockholders may vote at all shareholder meetings. The common stock does not have cumulative voting rights, which means that the holders of more than fifty percent of the common stock voting for the election of directors can elect one hundred percent of our directors if they choose to do so.


DIVIDEND  POLICY

     Our proposed operations are capital intensive and we need working capital. Therefore, we will be required to reinvest any future earnings in our operations. Our board of directors has no present intention of declaring any cash dividends, as we expect to re-invest all profits in the business for additional working capital for continuity and growth. The future declaration and payment of dividends will be determined by our board of directors after considering the conditions then existing, including our earnings, financial condition, capital requirements, and other factors.


                                  LEGAL MATTERS

Bush Ross, P.A. will pass upon the validity of the common stock offered hereby. Bush Ross, P.A. does not have any ownership interest in us.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We are subject to the informational reporting requirements of the Exchange Act and, in accordance therewith, file reports and other information with the SEC. The following documents filed by us with the SEC are incorporated by reference into, and made a part of, this prospectus:

- The description of our common stock in our Registration Statement on Form S-1 under the Securities Act (File No. 000-15034), filed with the Commission on November 17, 1999, as amended by Amendment No. 1 to the Registration Statement on Form S-1/A, filed with the Commission on February 29, 2000, as further amended by Amendment No. 2 to the Registration Statement on Form S-1/A, filed with the Commission on March 28, 2000, as further amended by Amendment No. 3 to the Registration Statement on Form S-1/A, filed with the Commission on May 22, 2000, as further amended by Amendment No. 4 to the Registration Statement on Form S-1/A, filed with the Commission on June 8, 2000; and as further amended by Amendment No. 5 to the Registration Statement on Form S-1/A, filed with the Commission on June 12, 2000;

- The Company's prospectus filed with the SEC on June 15, 2000 pursuant to Rule 424(b) under the Securities Act;

- Our 10KSB for fiscal year ending June 30, 2004 filed with the SEC on October 19, 2004, as amended; and

- All other reports filed by us pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (a) above

In addition to the foregoing, all documents subsequently filed by us under Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act (before the filing of a post-effective amendment to the registration statement of which this prospectus forms a part that indicates that all securities offered pursuant to this prospectus have been issued or that deregisters all securities then remaining under this prospectus) shall be deemed to be incorporated by reference into, and to be a part of, this prospectus from the date of filing of such documents.

A copy of all materials incorporated by reference into this prospectus (not including exhibits to such materials, unless such exhibits are specifically incorporated by reference in this prospectus) will be furnished without charge to any participant requesting them. Requests should be made to Don Sproat, President and Chief Executive Officer, 5422 Carrier Drive, Suite 306, Orlando, Florida 32819. You can reach Mr. Sproat at (407) 354-1222. Upon request, we will also furnish without charge a copy of our latest Information Statement to shareholders.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM  3.  Incorporation  of  Documents  by Reference.

The Company hereby incorporates by reference into this Registration Statement the following documents previously filed with the SEC:

- The description of our common stock in our Registration Statement on Form S-1 under the Securities Act (File No. 000-15034), filed with the Commission on November 17, 1999, as amended by Amendment No. 1 to the Registration Statement on Form S-1/A, filed with the Commission on February 29, 2000, as further amended by Amendment No. 2 to the Registration Statement on Form S-1/A, filed with the Commission on March 28, 2000, as further amended by Amendment No. 3 to the Registration Statement on Form S-1/A, filed with the Commission on May 22, 2000, as further amended by Amendment No. 4 to the Registration Statement on Form S-1/A, filed with the Commission on June 8, 2000; and as further amended by Amendment No. 5 to the Registration Statement on Form S-1/A, filed with the Commission on June 12, 2000;

- The Company's prospectus filed with the SEC on June 15, 2000 pursuant to Rule 424(b) under the Securities Act;

- Our 10KSB for fiscal year ending June 30, 2004 filed with the SEC on October 19, 2004, as amended; and

- All other reports filed by us pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (a) above


ITEM  4.  Description  of  Securities.

Not  applicable.

ITEM  5.  Interests  of  Named  Experts  and  Counsel.

Bush Ross, P.A. will pass upon the validity of the common stock offered hereby. Bush Ross, P.A. does not have any ownership interest in us.


ITEM  6.  Indemnification  of  Directors  and  Officers.

    Section 607.0850(1) of the Florida Business Corporation Act, or FBCA, permits a Florida corporation to indemnify any person who may be a party to any third party proceeding by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, against liability incurred in connection with such proceeding (including any appeal thereof) if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     Section 607.0850(2) of the FBCA permits a Florida corporation to indemnify any person who may be a party to a derivative action if such person acted in any of the capacities set forth in the preceding paragraph, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expenses of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding (including appeals), provided that the person acted under the standards set forth in the preceding paragraph. However, no indemnification shall be made for any claim, issue or matter for which such person is found to be liable unless, and only to the extent that, the court determines that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the court deems proper.

     Section 607.0850(4) of the FBCA provides that any indemnification made under the above provisions, unless pursuant to a court determination, may be made only after a determination that the person to be indemnified has met the standard of conduct described above. This determination is to be made by a majority vote of a quorum consisting of the disinterested directors of the board of directors, by duly selected independent legal counsel, or by a majority vote of the disinterested shareholders. The board of directors also may designate a special committee of disinterested directors to make this determination.

     Section 607.0850(3), however, provides that a Florida corporation must indemnify any director, or officer, employee or agent of a corporation who has been successful in the defense of any proceeding referred to in Sections 607.0850(1) or (2), or in the defense of any claim, issue or matter therein, against expenses actually and reasonably incurred by him in connection therewith.

     Under the FBCA, expenses incurred by a director or officer in defending a civil or criminal proceeding may be paid by the corporation in advance of the final disposition thereof upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined that such director or officer is not entitled to indemnification under Section
607.0850. Expenses incurred by other employees or agents in such a proceeding may be paid in advance of final disposition thereof upon such terms or conditions that the board of directors deems appropriate.

     The FBCA further provides that the indemnification and advancement of payment provisions contained therein are not exclusive and it specifically empowers a corporation to make any other further indemnification or advancement of expenses under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both for actions taken in an official capacity and for actions taken in other capacities while holding an office. However, a corporation cannot indemnify or advance expenses if a judgment or other final adjudication establishes that the actions of the director or officer were material to the adjudicated cause of action and the director or officer (a) violated criminal law, unless the director or officer had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful, (b) derived an improper personal benefit from a transaction, (c) was or is a director in a circumstance where the liability under Section
607.0834 (relating to unlawful distributions) applies, or (d) engages in willful misconduct or conscious disregard for the best interests of the corporation in a proceeding by or in right of the corporation to procure a judgment in its favor or in a proceeding by or in right of a shareholder.

     Our by-laws provide that we will, indemnify any current or former director, officer, employee or agent against any liability arising from any action or suit to the fullest extent permitted by law. Advances against expenses may be made under our by-laws and any other indemnification agreement into which we may enter and the indemnity coverage provided thereunder may include liabilities under the federal securities laws as well as in other contexts. Our by-laws also permit us to purchase and maintain insurance on behalf of any current or former director, officer, employee or agent for any liability incurred by any of them in connection with, or arising out of, their actions in their capacity as our director, officer, employee or agent, whether or not our articles of incorporation or bylaws permit such indemnification. We have not obtained such insurance, but we intend to do so.

     Reference is made to Article VIII of our by-laws filed previously filed, and incorporated by reference, as an exhibit to the Company's Registration Statement on Form S-1, as amended, initially filed on November 17, 1999 ("Form S-1").

ITEM  7.  Exemption  from  Registration  Claimed.

Not  Applicable

ITEM  8.  Exhibits.

EXHIBIT  NO.   DESCRIPTION
-----------    -----------------------------------------------------------------
4.1            Telzuit  Medical  Equity  Compensation  Plan  (filed  herewith)
5.1            Legal  Opinion  of  Bush  Ross,  P.A.  (filed  herewith).
23.1           Consent  of  Bush  Ross,  P.A.  (filed  herewith).
23.2           Consent  of  Independent Registered Public Accounting Firm (filed herewith).
24.1           Power of Attorney (included as part of the signature page to this
               Registration Statement and incorporated herein  by  reference).

ITEM  9.  Undertakings.

(a)   The  undersigned  Registrant  hereby  undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and
(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by the foregoing paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Orlando, state of Florida, on this 15th day of September, 2005.

                                 TELZUIT  MEDICAL  TECHNOLOGIES,  INC.
                                 By:/s/ Donald Sproat
                                    ----------------------------------
                                    Donald  Sproat
                                    President,  Chief  Executive  Officer  and
                                    Member  of  the  Board  of Directors


Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     SIGNATURE                      TITLE                           DATE

/s/ Donald Sproat      President, Chief Executive Officer     September 15, 2005
-------------------    and Member of the Board of Directors
Donald Sproat, as      (Principal Executive Officer)
Principal Executive
Officer and as limited
Attorney-in-Fact for
James Tolan and Michael
Vosch

/s/ Warren Stowell     Member of the Board of Directors       September 15, 2005
--------------------
Warren Stowell

                                POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Donald Sproat, as attorney-in-fact, with the power of substitution, for him in any and all capacities, to sign any amendment to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorney-in-fact, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming anything the said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures                       Title                 Date
----------                       -----                 ----

/s/ Warren Stowell
---------------------
Warren Stowell                  Director           September 15, 2005